Exhibit 10.26

AMENDMENT NO. 2 TO

COLLABORATION AND LICENSE AGREEMENT

Reference is made to that certain Collaboration and License Agreement dated as of June 30, 2004, and amended as of October 6, 2006 (“Agreement”), by and between Migenix, Inc., formerly known as Micrologix Biotech Inc. (“Migenix”), and Cadence Pharmaceuticals, Inc. formerly known as Strata Pharmaceuticals Inc., (“Cadence”). All initially capitalized terms not defined herein shall have the same meaning given to such terms in the Agreement.

WITNESSETH

WHEREAS, Migenix and Cadence desire to amend the Agreement as of April 7, 2008 (the “Amendment No. 2 Effective Date”) in accordance with the terms of this Amendment No. 2 (this “Amendment”);

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the Parties, the Parties hereto, intending to be legally bound, agree as follows:

1. Section 8.1(a) of the Agreement is hereby amended and replaced in its entirety with the following:

8.1	Confidentiality.

(a)

During the Term and for a period of five (5) years thereafter, each Party shall maintain all Confidential Information of the other Party as confidential and shall not disclose any such Confidential Information to any Third Party or use any such Confidential Information for any purpose, except (i) as expressly authorized by this Agreement or with the prior written consent of the other Party, which consent shall not be unreasonably withheld or delayed, (ii) as required by Applicable Laws or court order of a court of competent jurisdiction (provided that the disclosing Party shall first notify the other Party to afford the other Party, for a period of ten (10) business days or such lesser period as may be provided by Applicable Law, an opportunity to seek whatever protective relief it deems appropriate, and the disclosing Party shall use Commercially Reasonable Efforts to obtain confidential treatment of any such information required to be disclosed), (iii) to its Representatives to accomplish the purposes of this Agreement, so long as such Representatives are under an obligation of confidentiality and limited-use no less stringent than as set forth herein, (iv) to bona fide potential investors and their respective advisors during financing or an acquisition, merger or other like reorganization, so long as such investors and advisors are under an obligation of confidentiality and limited-use no less stringent than as set forth herein, except as otherwise provided herein, (v) in respect of Strata and its sublicensees, to service providers and potential sublicensees of Strata’s rights under Section 3.5 of the Agreement as is required to exercise its rights and perform its obligations under this Agreement, so long as the recipients of such information are under an obligation of confidentiality and limited-use no less stringent than as set forth herein, and (vi) in respect of Micrologix and its licensees, to service providers and to potential licensees of Micrologix’s rights reserved under Section 3.2 of this Agreement, so long as the recipients of such information are under an obligation of confidentiality and limited-use no less stringent than as set forth herein, except that, with respect to the disclosures made pursuant to (iii), (iv), (v) and (vi), the term of the obligation of confidentiality and limited-use need not be longer than five (5) years after the date of disclosure of any given item of Confidential Information. Each Party may use such Confidential Information only to the extent required to accomplish the purposes of this Agreement.

Except for the matters set forth in this Amendment, all other terms and conditions of the Agreement shall remain unchanged and in full force and effect. This Amendment shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, except that no conflict of laws provision shall be applied to make laws of any other jurisdiction applicable to this Amendment.

This Amendment, along with the Agreement (including the Exhibits attached thereto, and Amendment No. 1 thereof), sets forth all of the covenants, promises, agreements, warranties, representations, conditions and understandings between the Parties hereto with respect to the subject matter hereof and supersedes and terminates all prior agreements and understandings between the Parties. No subsequent alteration, amendment, change or addition to this Amendment shall be binding upon the Parties hereto unless reduced to writing and signed by the respective authorized officers of the Parties.

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be duly executed by their authorized representatives effective as of the Amendment No. 2 Effective Date.

Migenix, Inc.		Cadence Pharmaceuticals, Inc.
“Migenix”		“Cadence”

By:	Art Ayres	Theodore R. Schroeder
Name:	Art Ayres	Name:	Theodore R. Schroeder
Title:	Senior Vice President, Finance and Chief Financial Officer	Title:	President and Chief Executive Officer